UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices)

(Registrant’s telephone number, including area code):

(773) 628-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 31, 2014, Littelfuse, Inc. (the “Company”) terminated the Littelfuse, Inc. Retirement Plan (the “Pension Plan”), a plan that was previously offered to all full-time Company employees but frozen as to new participants and benefit accruals as of April 1, 2009.

Distribution of plan assets resulting from the Pension Plan termination will not be made until the Internal Revenue Service and the Pension Benefit Guaranty Corporation determine that the termination satisfies applicable regulatory requirements. As a result of the termination of the Pension Plan, each participant will become fully vested in his or her benefits under the Pension Plan without regard to age and years of service. Participants will have a choice of receiving a lump sum payment or an annuity in full payment of their benefits accrued under the Pension Plan.

The Board of Directors authorized the Company to make such contributions to the Pension Plan as may be necessary to ensure that the Pension Plan has sufficient assets to settle all plan liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

By:	/s/ Philip G. Franklin
Philip G. Franklin
Senior Vice President and Chief Financial Officer

Date: July 31, 2014